Exhibit 10.6

Contract No.: AJHKP00RD20230027

Technical Service Contract

Party A: Anji Haojing Communication Technology Co., Ltd.

Party B: Shenzhen Ping’anshun Technology Co., Ltd.

In accordance with the provisions of the Civil Code of the People’s Republic of China, Party A and Party B enter into this Contract after consensus on the matter of Party B providing Party A with software technology development services.

1. Contract Price, Service Content and Technical Specifications

Service content	Material code	Unit	Quantity	Unit price (RMB)	Amount (RMB)
Data exchange visual modeling system development services	AJ.G.0038-A	Item	1	890,000.00	890,000.00
Total: RMB eight hundred and ninety thousand only (including 6% VAT on technical services)

See the Annex for details of the technical specifications.

2. Agreements

2.1 Party B shall provide the technical services purchased by Party A within 60 days from the date of contract signing.

2.2 Party A shall complete the inspection for acceptance within 10 days after the product installation and commissioning is completed and confirmed as qualified by Party A, and sign the acceptance document with Party B.

3. Party A’s Rights and Obligations

3.1 Party A shall cooperate with Party B on provision of the software and hardware environment required for installation and deployment of the product;

3.2 Party A is responsible for contacting and coordinating with relevant departments within the company.

4. Party B’s Rights and Obligations

4.1 Party B shall complete the system installation and deployment within the specified time limit and cooperate with the testing and commissioning;

4.2 Party B shall cooperate with Party A to complete the project acceptance.

5. Payment

5.1 Advance payment: Within 15 working days from the date of contract signing, Party A shall pay Party B an advance payment in the amount of 50% of the total contract price, i.e. ¥445,000.00 (in words: RMB four hundred and forty five thousand only).

5.2 Acceptance payment: Within 15 working days from the date of software acceptance, Party A shall pay Party B the acceptance payment in the amount of 50% of the total contract price, i.e. ¥445,000.00 (in words: RMB four hundred and forty five thousand only).

5.3 Party B shall issue equal VAT Fapiaos (taxed invoices) at a tax rate of 6% before Party A pays. If Party B delays the issuance of VAT Fapiaos (taxed invoices), Party A shall be entitled to delay payment and shall not be liable for delayed payment.

6. Force Majeure

6.1 If either party hereto is prevented from executing the Contract due to any force majeure event, such as war, serious fire, flood, typhoon, earthquake, and epidemic, the time limit for performance of the Contract shall be extended accordingly based on the time affected by the event.

6.2 The affected party shall notify the other party in writing as soon as possible after the occurrence of the force majeure event, and send the supporting documents issued by the relevant authorities to the other party for review and confirmation within 14 days after the occurrence of the event by express mail, then the delay in performance due to force majeure shall not be regarded as a breach of contract.

7. Taxes and Fees

All taxes and fees pertaining to the performance of this Contract shall be borne by Party B.

Contract No.: AJHKP00RD20230027

8. Dispute

8.1 All disputes arising from or in connection with the Contract shall be amicably negotiated by the Parties. If no agreement can be reached after negotiation, a lawsuit may be brought to the people’s court where Party A is domiciled according to law.

8.2 During the litigation period, the Parties shall continue to perform the terms of the Contract other than the disputed part.

9. Termination for Breach of the Contract

9.1 Termination due to cancellation

9.1.1 In case Party B delays the launch or the delivery of the project software due to its own reasons, Party B shall pay Party A liquidated damages at 5‰ of the total contract price for each day of delay, but the liquidated damages shall not exceed 10% of the total contract price.

9.1.2 Where this Contract cannot be performed or cannot be fully performed due to Party B’s breach of contract, and Party B fails to do so after receiving Party A’s notice requesting it to rectify its breach of contract, Party A is entitled to issue a written notice to Party B to terminate this Contract, which shall take effect from the time when it is served to Party B, and Party B shall refund all the sums that Party A has paid. Party B shall be liable for any damages caused to Party A.

9.1.3 In case Party A fails to make the payment according to the agreed time limit without force majeure, Party A shall pay Party B liquidated damages at 5‰ of the total contract price for each day of delay, but the liquidated damages shall not exceed 10% of the total contract price.

9.1.4 Where this Contract cannot be performed or cannot be fully performed due to Party A’s breach of contract, and Party A fails to do so after receiving Party B’s notice requesting it to rectify its breach of contract, Party B is entitled to issue a written notice to Party A to terminate this Contract, which shall take effect from the time when it is served to Party A, and Party A shall pay Party B the amount of work completed as confirmed by both Parties, and bear the liability for breach of contract in accordance with the Contract.

9.1.3 If either party exercises the right of termination in accordance with the Contract, the Contract shall be terminated as of the service date of the termination notice to the other party. The defaulting party shall pay liquidated damages or compensation for damages as agreed in this Contract.

9.1.4 The termination of the Contract shall not prevent the non-defaulting party from pursuing the liability for breach of contract from the defaulting party.

9.2 Under any of the following circumstances, the rights and obligations of the Contract shall be terminated:

9.2.1 The Contract has been fulfilled as agreed;

9.2.2 The Contract has been terminated with consensus of the Parties;

9.2.3 Other circumstances of termination as stipulated by laws and regulations occur.

9.3 Party B shall guarantee that Party A shall be exempted from claims or suits filed by any third party for infringement of its intellectual property rights such as patents, trademarks, copyrights or other legal rights when using its services. Any dispute arising from patents, copyrights, trademarks, etc. shall be handled by Party B, and Party B shall bear all the legal and economic liabilities arising therefrom, and the expenses incurred therefrom (including, but not limited to, infringement damages, attorney’s fees, and litigation costs) shall be borne by Party B.

10. Language and Units of Measurement

The Contract shall be written in Chinese. The correspondence between Party A and Party B, as well as documents related to the Contract, shall be written in Chinese; unless otherwise specified in the technical specifications, the international system of units shall be used.

11. Notice

All notices with respect to the performance of the Contract shall be made in writing in accordance with the contact information contained herein. If the notice is sent by post, the date of service shall be the time when it is signed for; if the notice is sent by e-mail, it shall be deemed to have been served on the day on which it is delivered. Each party shall be responsible for its address for service and shall be obliged to inform the other party of any changes and new contact information in writing. If the other party suffers damages as a result of the failure to inform, the non-informing party shall compensate the other party for all damages.

Notices from either party to the Contract to the other party shall be in writing and the other party shall confirm it in writing and send it to the explicit address of the party.

Contract No.: AJHKP00RD20230027

12. Confidentiality of Contract Documents and Information

Without consent from Party A, Party B hereof shall not disclose to any person the Contract, the contents provided in the Contract or the information provided by Party A. Party B shall be liable to Party A for any legal liability and financial compensation arising from any violation of this Article.

13. Contract Effectiveness and Miscellaneous

13.1 Unless otherwise stated herein, the Contract shall enter into force upon the affixing of the official seal or the special seal for contract by both Parties.

13.2 Matters not covered in the Contract shall be determined through separate negotiations between the Parties based on amicable cooperation; the supplementary agreements and annexes to the Contract shall have the same legal effect as the main body of the Contract.

13.3 The Contract is made in four counterparts with each party holding two, respectively, all of which shall constitute one and the same original instrument.

(The reminder of this page is intentionally left blank for signature and seal)

Party A (seal): Anji Haojing Communication Technology Co., Ltd.	Party B (seal): Shenzhen Ping’anshun Technology Co., Ltd.

Authorized agent (signature): ??? (Signed)

Account bank: China Construction Bank Corporation Anji Sub-branch Business Department	Account bank: Shenzhen Futian Yinzuo Rural Bank Guanlan Sub-branch

Account No.: 3305 0164 7127 0000 2135	Account No.: 6508 7874 3100 015

Taxpayer No.: 91330523MAC6NMC14Q	Taxpayer No.: 91440300050491821J

Company address: 201, Building 3, No. 198, Bandao Middle Road, Dipu Sub-district, Anji County, Huzhou City, Zhejiang Province (self-declaration)	Company address: Workshop 201, No. 366, Guihua Road, Guanlan, Guixiang Community, Guanlan Sub-district, Longhua District, Shenzhen City

Tel.: 13338610356	Tel.: 0755-81796383

Date: MM/DD/YY	Date: MM/DD/YY

Special Seal for Contract of Anji Haojing Communication Technology Co., Ltd. (Sealed)

Shenzhen Ping’anshun Technology Co., Ltd. (Sealed)

Contract No.: AJHKP00RD20230027

Annex: Project Technical Specifications

1. Visual modeling

The software can support the graphical way to complete the creation of data model and enable operators to create, edit, delete data models in the visual modeling interface, and visual modeling window can intuitively show the relationship between the models.

2. Rich modeling options

In addition to supporting the regular manual custom model creation, the software should also support picking up database tables and create data models through the existing database table fields, database datasets and other ways.

3. Extension management for model attributes

The software can support the management and maintenance of data model attributes, and in addition to supporting the management of both conventional physical attributes and logical business attributes, a unified attribute maintenance interface is provided to maintain the presentation of attributes and whether to support the retrieval of information, which can be customized and expanded by users.

4. Visual data exchange operation designer

It supports drag-and-drop to complete the whole exchange operation process design. In the designer panel, it could complete the definition and maintenance of the exchange process by dragging and dropping data models, exchanging components, and connecting lines. The designer supports basic functions such as zoom in and zoom out, save, auto-layout, parameter setting, syntax checking, and undo.

5. Data exchange process debugging approaches

The software supports debugging the data exchange process in various ways, such as run-to, sequential execution, and simulation. It provides detailed log information to record the running time and status information of each step of the exchange task, and provides status reminders and step error descriptions in the graphic window.

6. Incremental capture modes

The product supports time stamps, MD5, triggers, full table comparisons and other ways of incremental data extraction to capture data change information and complete the incremental data landing.

7. Abundant exchange components

It supports abundant input and output components, conversion components, script components, etc. The input and output components are used to complete the data collection and distribution, and should contain: table input, table output, model input, model output, file input, file output, sq1 input, etc.; the conversion components are used to complete the cleansing and conversion of the data, and contain the following operations: aggregation, collection, correlation, routing, expression, filtration, sorting, cleansing, etc.; conversion components include: conformed dimension, row and column transform, etc.; the script components provide scripts for flexible invocation and support: sq1 scripts, shell scripts, stored procedure and other ways.

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